Exhibit 10.20

Amendment of

the

Convertible Loan Agreement

“Amendment”

of

between

NLS Pharmaceutics AG
Alter Postplatz 2
6370 Stans
Switzerland
“Borrower”

and

Alexander Zwyer
Steinwichslenstrasse 9
9052 Niederteufen
Switzerland		"Lender"

(Borrower and Lender each a ʺPartyʺ
collectively the ʺPartiesʺ)

regarding
reduction of loan amount

Amendment	2/3

WHEREAS

A.	The Borrower is a stock corporation (Aktiengesellschaft) in accordance with Swiss law with its registered seat and principal place of business at Stans (company number CHE-447.067.367). The Borrower has a share capital of CHF 139’200.00, divided into 1’392 registered shares with a nominal value of CHF 100.00 each, which have been fully paid in.

B.	The Lender and the Borrower entered into a convertible loan agreement dated 21 February 2020 (“Agreement”) as attached hereto. The Lender agreed to make available to the Borrower a convertible loan in the amount of CHF 150’000.00 (“Loan Amount”).

C.	The Lender granted to the Borrower CHF 100’000.00 of the Loan Amount. Therefore, CHF 50’000.00 of the Loan Amount are still outstanding (“Outstanding Loan Amount”).

D.	According to Section 10.6 of the Agreement the Agreement cannot be amended, supplemented, modified or waived except by a written instruments signed in advance by all Parties. Therefore, the Parties have entered into this Amendment.

NOW, THEREFORE, the Parties agree as follows:

Any capitalized terms, if not defined otherwise in this Amendment, shall have the meaning as set forth in the Agreement.

1.	Reduction of the Loan Amount

The Parties agree to reduce the Loan Amount by the Outstanding Loan Amount. To this end, the Borrower hereby and irrevocably waives its right to claim from the Lender the payment of the Outstanding Loan Amount. The Lender is therefore not obligated to pay the second tranche as stated in Section 1 of the Agreement.

2.	Remaining Provisions

Except for the amendments provided herein, all remaining provisions of the Agreement shall remain unchanged and binding for the Parties.

This Amendment shall form an integral part of the Agreement.

3.	Governing Law and Jurisdiction

This Amendment shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

All disputes arising out of or in connection with the Amendment, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved by the ordinary courts of Zurich, canton of Zurich, Switzerland, venue being Zurich 1.

[signature page to follow]

Amendment	3/3

Borrower
NLS Pharmaceutics AG

/s/ Ronald Hafner	/s/ Alexander Zwyer
Name: Ronald Hafner	Name: Alexander Zwyer
Function: Chairman of the Board	Function: CEO

Lender

/s/ Alexander Zwyer
Alexander Zwyer

Attachment: Convertible Loan Agreement dated 21 February 2020